State of California
Secretary of State

CERTIFICATE OF REGISTRATION

I, ALEX PADILLA, Secretary of State of the State of California, hereby certify:

That on the **4th day of November, 2019, INVESTMENT GRADE R.E. INCOME FUND, L.P.**, complied with the requirements of California law in effect on that date for the purpose of registering to transact intrastate business in the State of California; and further purports to be a limited partnership organized and existing under the laws of the State of **Delaware** as **INVESTMENT GRADE R.E. INCOME FUND, L.P.** and that as of said date said limited partnership became and now is duly registered and authorized to transact intrastate business in the State of California,

SUBJECT, HOWEVER, TO:

(a) any licensing requirements otherwise imposed by the laws of this State and

(b) that subject foreign limited partnership shall transact all intrastate business within this State under the above name elected.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of November 8, 2019.

ALEX PADILLA
Secretary of State

NP-25 (REV 02/2019)

kmc

Secretary of State Application for Registration Foreign Limited Partnership (LP)	LP-5

20193120005

FILED
Secretary of State
State of California
NOV 04 2019

IMPORTANT — *Read Instructions* before completing this form.

Foreign Certificate of Good Standing is required. *See Instructions.*

Filing Fee – **$70.00**

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: Registered LPs in California may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov.*

Above Space For Office Use Only

1. Name of Foreign LP (*See Instructions* – Only enter an alternate name if the foreign LP name in Item 1a is not available in CA.)

1a. Enter the Exact Name of the Foreign LP (as listed on the Certificate of Good Standing.)	1b. Enter the Alternate Name to be Used in California, if required.
Investment Grade R.E. Income Fund, L.P.	

2. LP History (*See Instructions* – Ensure that the formation date and jurisdiction match the attached Certificate of Good Standing.)

2a. Date LP was formed in home jurisdiction (MM/DD/YYYY)	2b. Jurisdiction (State, foreign country or place where this LP is formed.)
09 / 27 / 19	Delaware

3. Business Addresses (Enter the complete business addresses. Items 3a and 3b cannot be a P.O. Box or "in care of" an individual or entity.)

	City (no abbreviations)	State	Zip Code
a. Street Address of Principal Office - **Do not enter a P.O. Box** 1470 E. Valley Road #5295	Santa Barbara	CA	93108
b. Mailing Address of Principal Office, **if different than item 3a**			
c. Address of required office in Jurisdiction of Formation, if any			

4. Service of Process (Must provide either Individual OR Corporation.)

INDIVIDUAL – Complete Items 4a and 4b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
William	J.	Levy	

b. Street Address (if agent is not a corporation) - **Do not enter a P.O. Box**	City (no abbreviations)	State	Zip Code
1470 E. Valley Road #5295	Santa Barbara	CA	93108

CORPORATION – Complete Item 4c only. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 4a or 4b

5. General Partners (Enter the name and addresses of all the General Partners. Attach additional pages, if necessary.)

5a. General Partner's Name

IGRE Capital Holdings, LLC

5b. General Partner's Address	City (no abbreviations)	State	Zip Code
1470 E. Valley Road #5295	Santa Barbara	CA	93108

6. Foreign Limited Liability Limited Partnership (Check this box only if applicable)

☐ Check this box if the foreign limited partnership is a foreign limited liability limited partnership.

All attachments are part of this document. I declare that I am the person who signed this instrument, which is my act and deed. I further declare the information is true and correct, and I am authorized to sign.

General Partner's Signature

William J. Levy, Manager of Janele Equity Partners, LLC
Manager of IGRE Capital Holdings, LLC, General Partner

Type or Print Name

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "INVESTMENT GRADE R.E. INCOME FUND, L.P." IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2019.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "INVESTMENT GRADE R.E. INCOME FUND, L.P." WAS FORMED ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2019.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN ASSESSED TO DATE.

Jeffrey W. Bullock, Secretary of State

7629414 8300

SR# 20197717284

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203860205

Date: 10-24-19

20193120000 5